UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 23, 2013

Transamerica Advisors Life Insurance Company

(Exact name of Registrant as specified in its charter)

Arkansas	91-1325756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33-26322; 33-46827; 33-52254; 33-60290; 33-58303; 333-33863; 333-34192; 333-133223; 333-133225; 333-177282; 333-185576

(Commission File Numbers)

4333 Edgewood Road, NE

Cedar Rapids, Iowa

52499-0001

(Address of Principal Executive Offices)

(800) 346-3677

(Registrant telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filings obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

By consent dated August 20, 2013, the Board of Directors of Transamerica Advisors Life Insurance Company (“Company”) voted, at the recommendation of the Company’s Audit Committee, to renew Ernst & Young LLP’s (“E&Y”) services for the company’s 2013 engagement, and that the client-auditor relationship will cease upon completion of the 2013 annual audit for Transamerica Advisors Life Insurance Company’s fiscal year ended December 31, 2013.

The reports of E&Y on the Company’s financial statements for the 2012 and 2011 engagements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2012 and in the subsequent interim period through the date of this filing, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

A copy of that letter, dated August 23, 2013 is filed as Exhibit A to this Form 8-K.

The Board of Directors also appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for the Annual Accounts 2014 through 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Transamerica Advisors Life
Insurance Company

/s/ Darin D. Smith
Darin D. Smith
Vice President, Assistant Secretary and
Managing Assistant General Counsel

Date: August 23, 2013

EXHIBIT A

August 23, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Forms 8-K dated August 23, 2013, of Transamerica Advisors Life Insurance Company and Transamerica Advisors Life Insurance Company of New York and are in agreement with the statements contained in the paragraphs three and four on the second page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

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